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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the use in this Registration Statement of Racing Champions Corporation on Form S-3 of our report dated February 6, 1998 (relating to the financial statements of Press Pass Partners) appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.




                                        /s/ Chesier & Fuller, L.L.P.

                                        CHESIER & FULLER, L.L.P



Dallas, Texas
February 1, 1999